For additional information, contact:

Rick L. Hull, President & CEO

Ohio Legacy Corp

(330) 244-2985

FOR RELEASE: November 14, 2012

SUBJECT: OHIO LEGACY CORP REPORTS THIRD QUARTER EARNINGS

NORTH CANTON, OHIO—Ohio Legacy Corp (the “Company”), parent company of Premier Bank & Trust (the “Bank”), reported net income of $137,000 for the three months ended September 30, 2012 compared to a loss of $280,000 for the three months ended September 30, 2011. For the nine months ended September 30, 2012, the Company reported a loss of $45,000 compared to a loss of $988,000 for the nine months ended September 30, 2011.

Rick L. Hull, President & CEO, stated, “Our third quarter results mark a continuation of our positive trajectory, and we are pleased with our momentum. Lending and fee generation have sustained growth throughout the year, and we are excited about our market position in both wealth management services and commercial lending. Portfolio loan balances increased to $137.5 million at September 30, 2012 from $110.8 million at year-end 2011, an increase of 24.1%. Loans held for sale increased to $10.4 million at September 30, 2012 from $896,000 at year-end 2011. Total deposits increased 12.7%, or $13.2 million, to $117.2 million at September 30, 2012 compared to $104.0 million at year-end 2011.

Asset management revenue increased to $680,000 for the nine months ended September 30, 2012 compared to $541,000 for the same period in 2011. Assets under management at September 30, 2012 totaled $118 million with an additional $58 million in assets serviced through its brokerage division. A full service branch office in St. Clairsville, Ohio, opened in February 2012 expanding services previously offered at the St. Clairsville Wealth Office.

Mr. Hull said, “Our net interest margin increased to 3.88% for the third quarter of 2012 compared to 2.95% for the September 2011 quarter immediately preceding the sale. Although service charges and other deposit-related fees were down about $250,000 for the first nine months of 2012 compared to the same period of 2011 as a result of the deposit sale, overhead expense savings more than covered this decline. Total noninterest expenses were down $1,170,000 for the nine months of 2012 with a sizable amount of these savings related to the Wooster banking offices sold during the fourth quarter of 2011.”

Ohio Legacy Corp is a bank holding company with total assets of $172 million with Premier Bank & Trust offices in North Canton and St. Clairsville, Ohio. Ohio Legacy Corp stock trades on the OTC Markets (OTCMarkets.com) under the symbol OLCB.

Forward-looking Statements

In addition to historic information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact, including statements regarding the Company's expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as "may", "will", "expects", "should", "believes", "plans", "anticipates", "estimates", "predicts", "potential", "continue", or other words of similar meaning. Readers should not place undue reliance on forward-looking statements, which reflect management's opinion only as of the date on which they were made and, due to many factors, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward looking statements. These factors include general economic conditions which could increase loan losses above loan loss reserves, competition from other banking institutions, financial institutions and nonbank or non-regulated companies or firms that engage in similar activities with significantly greater resources, credit, market, operational, liquidity and interest rate risks, fiscal and monetary policies and legislation impacting future operations and performance and adverse business conditions. Except as required by law, the Company disclaims any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur. Readers should also carefully review these and other risk factors described in Company reports filed with the Securities and Exchange Commission.

OHIO LEGACY CORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)
As of September 30, 2012 and December 31, 2011

	September 30,	December 31,
	2012	2011
ASSETS
Cash and due from banks	$959,574	$778,689
Federal funds sold and interest-bearing deposits in financial institutions	5,664,378	19,267,467
Cash and cash equivalents	6,623,952	20,046,156
Certificate of deposit in financial institution	100,000	100,000
Securities available for sale	12,296,255	10,677,644
Loans held for sale	10,362,069	895,610
Loans, net of allowance of $2,514,913 and $2,484,478 at September 30, 2012 and December 31, 2011	134,959,552	108,277,319
Federal bank stock	1,577,750	1,597,850
Premises and equipment, net	2,489,948	2,452,627
Assets acquired in settlement of loans	2,138,299	2,012,752
Accrued interest receivable and other assets	1,015,004	541,409
Total assets	$171,562,829	$146,601,367

LIABILITIES
Deposits:
Noninterest-bearing demand	25,252,512	21,017,215
Interest-bearing demand	6,807,945	6,190,520
Savings	37,776,563	38,537,916
Certificates of deposit, net	47,390,258	38,216,813
Total deposits	117,227,278	103,962,464
Repurchase agreements	3,967,517	4,213,612
Short-term Federal Home Loan Bank advances	25,000,000	13,000,000
Long-term Federal Home Loan Bank advances	6,000,000	6,000,000
Accrued interest payable and other liabilities	723,541	837,203
Total liabilities	152,918,336	128,013,279

Commitments and contingent liabilities	0	0

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000 shares authorized, none outstanding	0	0
Common stock, no par value;
September 30, 2012 and December 31, 2011: 22,500,000 shares authorized, 1,971,431 shares issued and outstanding at September 30, 2012 and 1,971,456 issued and outstanding at December 31, 2011	35,954,627	35,806,662
Accumulated deficit	(17,513,604)	(17,468,889)
Accumulated other comprehensive income	203,470	250,315
Total shareholders' equity	18,644,493	18,588,088

Total liabilities and shareholders' equity	$171,562,829	$146,601,367

OHIO LEGACY CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Interest and dividend income:
Loans, including fees	$1,591,120	$1,409,382	$4,332,027	$4,154,898
Securities, taxable	41,560	62,873	133,413	323,491
Securities, tax-exempt	26,919	27,177	80,827	81,612
Interest-bearing deposits, federal funds sold and other	3,085	25,032	22,691	65,174
Dividends on federal bank stock	19,140	17,637	58,547	56,045
Total interest and dividend income	1,681,824	1,542,101	4,627,505	4,681,220

Interest expense:
Deposits	152,753	270,438	443,033	876,716
Short-term Federal Home Loan Bank advances	7,807	0	17,957	13,754
Long-term Federal Home Loan Bank advances	8,597	0	25,603	0
Fed Funds Purchased	5	0	5	0
Repurchase agreements	2,990	3,144	8,751	8,268
Capital leases	0	15,426	0	47,698
Total interest expense	172,152	289,008	495,349	946,436
Net interest income	1,509,672	1,253,093	4,132,156	3,734,784
Provision for loan losses	117,375	(108,874)	109,818	(135,069)
Net interest income after provision for loan losses	1,392,297	1,361,967	4,022,338	3,869,853

Noninterest income:
Service charges and other fees	71,237	157,955	213,240	463,739
Trust and brokerage fee income	236,261	196,278	679,597	541,328
Gain on sales of securities available for sale, net	55,016	325,032	55,016	358,030
Gain on sale of loans	39,148	23,185	100,632	71,425
Loss on disposition of assets acquired in settlement of loans	(57,186)	(86,934)	(83,600)	(122,233)
Gain (loss) on disposition of fixed assets	2,100	(3,412)	(442)	(3,749)
Other income	1,879	10,069	18,134	38,447
Total noninterest income	348,455	622,173	982,577	1,346,987

Noninterest expense:
Salaries and benefits	898,025	976,541	2,746,642	3,057,451
Occupancy and equipment	194,378	233,673	583,573	729,338
Professional fees	133,956	166,814	380,990	465,722
Franchise tax	58,144	51,875	179,694	158,175
Data processing	66,855	182,818	355,007	544,692
Marketing and advertising	16,696	11,760	64,401	51,118
Stationery and supplies	8,788	15,138	38,062	49,871
Deposit expense and insurance	69,262	91,753	221,152	299,501
Branch disposal expenses	0	166,687	0	166,687
Other expenses	136,990	217,766	464,732	681,865
Total noninterest expense	1,583,094	2,114,825	5,034,253	6,204,420
Net income (loss) before income taxes	157,658	(130,685)	(29,338)	(987,580)
Income tax expense	20,438	149,384	15,377	0

Net income (loss)	$137,220	($280,069)	($44,715)	($987,580)

Basic income (loss) per share	$0.07	($0.14)	($0.02)	($0.50)
Diluted income (loss) per share	$0.07	($0.14)	($0.02)	($0.50)